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                                 PRESS RELEASE


FOR IMMEDIATE RELEASE:


                   JOHN O'CONNELL JOINS VYYO MANAGEMENT TEAM
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                          AS CHIEF EXECUTIVE OFFICER
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             Davidi Gilo Continues as Active Chairman of the Board
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Cupertino, CA - OCTOBER 12, 2000 - Vyyo Inc. (Nasdaq:VYYO) announced today that
John O'Connell has joined Vyyo as its chief executive officer. Davidi Gilo will continue in his active role as the Company's Chairman of the Board of Directors.

     Mr. O'Connell, with over 20 years of experience in the telecommunications industry, was previously Vice President in the Local Internet Portfolio group of Nortel Networks. Prior to that he was general manager of Nortel's GSM Solutions where he was responsible for continuing growth of Nortel's GSM network infrastructure business. Mr. O'Connell joined Nortel in 1982 and held a number of management positions in various Nortel business units.

     "Vyyo is extremely pleased to have John join our management team," said Davidi Gilo. "John's management and industry expertise further strengthens our leadership position in this rapidly growing market. I will continue to focus on the company's strategic opportunities."

     "My familiarity with Vyyo's technology and experience with Vyyo's management team were key factors in my decision to join Vyyo," commented John O'Connell. "We are well positioned in the broadband wireless access market and I look forward to working with the rest of the management team, our suppliers and customers as we continue to grow the Company."

     Mr. O'Connell will introduce himself to shareholders and the Wall Street community and share his initial vision for the Company during Vyyo's 3rd quarter earnings review conference call being held at 1:30 p.m. PST on Tuesday, October
17.  The media is invited to listen to the call at 800-276-6308/303-205-0033.
                                    - MORE -
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PAGE 2
JOHN O'CONNELL JOINS VYYO MANAGEMENT TEAM
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AS CHIEF EXECUTIVE OFFICER
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ABOUT VYYO

Vyyo supplies broadband wireless access systems operating over many frequencies including MMDS, 3.5 GHz and LMDS used by telecommunications service providers to deliver wireless, high-speed data connections to business and residential subscribers. Vyyo's flexible point-to-multipoint systems are based on the Internet Protocol (IP) used for data transport over the Internet, and provide scalable solutions with a migration path to support broadband wireless services. Vyyo's systems employ DOCSIS+TM, which was adapted and enhanced for wireless environments from the DOCSIS cable industry standard. By utilizing the DOCSIS+ standard, economies of scale from the cable industry are merged with the wireless environment. With systems operating in wireless networks in the U.S., Canada and Latin America, Vyyo's customers include system integrators, OEMs, and independent wireless operators. For more information about Vyyo's broadband wireless access systems, please visit www.vyyo.com.
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This press release contains forward-looking statements regarding among other things the ability of John O'Connell to strengthen Vyyo's leadership position in the broadband wireless access market. These forward-looking statements involve risks and uncertainties that could cause actual results and events to differ materially from those projected. Such risks and uncertainties include, but are not limited to, risks associated with the development and deployment of Vyyo's broadband wireless access systems; the ability of the management team to work together, the success of integrating Mr. O'Connell into the management team, and other risks set forth in Vyyo's Prospectus dated September 14, 2000, Vyyo's Form 10-Q for the quarterly period ended June 30, 2000, and in other periodic filings, as filed by Vyyo with the Securities and Exchange Commission from time to time.

For more information, contact:
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Sheryl Lewis
Vyyo Public & Investor Relations
(817) 428-6750
slewis@vyyo.com

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